Exhibit 99.1

The Medicines Company Announces Intention to Offer $150 Million of Convertible Notes

December 12, 2018 04:30 PM Eastern Standard Time

PARSIPPANY, N.J.—(BUSINESS WIRE)—The Medicines Company (NASDAQ:MDCO) (the “Company”) today announced that it proposes to offer $150 million aggregate principal amount of convertible senior notes due 2024, subject to market conditions and other factors.  The notes are to be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  The notes will be convertible, upon certain conditions, into cash, shares of the Company’s common stock or a combination thereof, at the Company’s option.  The interest rate, conversion rate, offering price and other terms will be determined by negotiations among the Company and J.P. Morgan Securities LLC, the initial purchaser of the notes.  The Company also expects to grant to the initial purchaser an option to purchase up to an additional $22.5 million aggregate principal amount of the notes.

Sarissa Capital Management LP, an affiliate of Alexander J. Denner, Ph.D., the chairman of the Company’s board of directors, has indicated an intent to purchase $20 million aggregate principal amount of the notes.

The Company expects to use the net proceeds of the offering (including from any exercise by the initial purchaser of its option to purchase additional notes) to fund its development of inclisiran and for general corporate purposes.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or the Company’s common stock.  Any offers of the notes will be made only by means of a confidential offering memorandum.  The notes and the shares of the Company’s common stock into which the notes may be converted have not been and will not be registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

About The Medicines Company

The Medicines Company is a biopharmaceutical company driven by an overriding purpose — to save lives, alleviate suffering and contribute to the economics of healthcare. The Company’s goal is to create transformational solutions to address the most pressing healthcare needs facing patients, physicians, and providers in cardiovascular care. The Company is headquartered in Parsippany, New Jersey.

Forward Looking Statements

Statements contained in this press release about the Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include whether or not the Company will offer the notes or consummate the offering, the anticipated terms of the notes and the offering, the anticipated use of the proceeds of the offering, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic and other reports and registration statements filed with the Securities and Exchange Commission (SEC) including, without limitation, the risk factors detailed in the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2018, which are incorporated herein by reference.  The Company specifically disclaims any obligation to update these forward-looking statements.

Contacts:

Investor Relations
The Medicines Company

Krishna Gorti, M.D., 973-290-6122
Vice President, Investor Relations
krishna.gorti@themedco.com